EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-4 on August 3, 1998 (File No. 333-60533) and Registration Statement on Form S-8 on December 2, 1998 (File No. 333-68261).


ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
March 31, 1999


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